                        COMMERCIAL PAPER AGREEMENT


     This will confirm our arrangement whereby Credit Suisse First Boston Corporation ("Credit Suisse First Boston") will act as dealer in sales of commercial paper of Nordstrom, Inc., a Washington corporation (the "Company"). In that connection, Credit Suisse First Boston may purchase such commercial paper from the Company as principal.

     It is understood that the commercial paper will have a maturity at the time of issuance not to exceed nine months (exclusive of days of grace) and be denominated in notes (either in separate physical form or in global form ("book-entry notes") held through the facilities of The Depository Trust Company ("DTC")) not less than $100,000 each. Book-entry Notes will be represented by master notes registered in the name of a nominee of DTC and recorded in the book-entry system maintained by DTC. Credit Suisse First Boston understands that, in connection with any issuance and sale of commercial paper by the Company, the Company will obtain the prior advice of its counsel that all action required by any regulatory body or bodies has been duly taken.

     The Company has authorized the use of a Commercial Paper Memorandum ("Memorandum") prepared by Credit Suisse First Boston on the basis of information furnished by the Company. Such Memorandum may be used in connection with the sale of the Company's commercial paper until the Company advises Credit Suisse First Boston that an updated or revised Memorandum in a form approved by the Company should be substituted. The Company will promptly advise Credit Suisse First Boston of any change in its ratings or written notification from any rating agency that such agency has its ratings under review for possible downgrade, its financial condition or the results of its operations which may make such updating or revision advisable, in which case the Company will cooperate in preparing such updated or revised Memorandum.

     With respect to the original Memorandum, and each updated or revised Memorandum approved by the Company, the Company will indemnify Credit Suisse First Boston and hold Credit Suisse First Boston harmless against any loss, claim, liability or expense (including reasonable costs of defense) arising out of or based upon any allegation that such Memorandum includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing indemnity shall survive any termination of this Agreement.

     Each acceptance by the Company of an offer to purchase commercial paper notes pursuant to this Letter Agreement shall be deemed to constitute a representation and warranty to Credit Suisse First Boston that (a) such notes, when issued, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms subject to applicable bankruptcy, insolvency and similar laws affecting creditor's rights generally, and to general equitable principles, (b) the Memorandum (including any documents incorporated therein by reference) at such time does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (c) the Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, and (d) the Notes will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), by reason of Section 3(a)(3) thereof. The representations, warranties and understandings set forth in this paragraph and in the second paragraph of this Agreement shall survive any termination of this Agreement.

     No commercial paper shall be issued until the Company and Credit Suisse First Boston have received an opinion of counsel to the Company to the effect that the commercial paper will be exempt from the registration requirements of the Act by reason of Section 3(a)(3) thereunder and qualification of an indenture in respect thereof under the Trust Indenture Act of 1939, as amended, is not required, and covering such additional matters as Credit Suisse First Boston may reasonably request.

     The Company agrees promptly from time to time to take such action as Credit Suisse First Boston may reasonably request to qualify the commercial paper for offering and sale under the securities laws of such jurisdictions as Credit Suisse First Boston may designate and to comply with such laws as long as may be necessary for the offer and sale of commercial paper as contemplated by this Agreement; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Company agrees to reimburse Credit Suisse First Boston for all of its costs and expenses (including reasonable attorneys' fees) incurred in connection with the foregoing.

     In addition, the Company agrees to furnish promptly to Credit Suisse First Boston (mailed directly to the attention of its Short-Term Finance Department) the following information:

     1. All reports filed by the Company and its parent (if applicable) with the Securities and Exchange Commission pursuant to Section 13(a) of the Exchange Act (or reasonably comparable information if the Company and its parent (if applicable) is not subject to such filing requirements;

     2.     All reports mailed to the Company's public stockholders (if any);

     3.     All information generally provided to securities analysts; and

     4. Copies of reports submitted by the Company to the rating agencies showing the amounts of commercial paper outstanding and the bank lines and other liquidity sources supporting such commercial paper.

     The information described above shall be in addition to information provided to other individuals at Credit Suisse First Boston or its affiliates. The Company also agrees to provide such other information as Credit Suisse First Boston's Short-Term Finance Department may reasonably request.

     The Company will notify Credit Suisse First Boston promptly, to the attention of its Short-Term Finance Department, of any change (or any advice from a rating agency of a contemplated change) in any of its debt ratings, any change in the aggregate size of its commercial paper program and any other development in its affairs or in the industry or industries in which it is engaged which has or would be likely to have a material adverse impact on the results of its operations, its financial condition or the marketability of its commercial paper.

This Agreement shall be governed by and construed in accordance with the law of the State of New York.

All communications and notices pursuant to this Agreement shall be in writing or confirmed in writing and shall be addressed (i) if to the Company, to the Company at 1321 Second Avenue, Seattle, Washington, 98101, Attention:
Treasurer, or at such other address as may from time to time be designated by notice by the

Company in writing; and (ii) if to Credit Suisse First Boston, to Credit Suisse First Boston at 11 Madison Avenue, New York, New York 10010, Attention:
Short-Term Finance Department, or at such other address as many from time to time be designated by notice by Credit Suisse First Boston in writing.

     This Agreement may be terminated by the Company or by Credit Suisse First Boston upon one business day's written notice to the other party hereto; provided, however, that any such termination shall not affect any provisions that this Agreement provides shall survive any termination, and such provisions shall continue in effect following any such termination.

NORDSTROM, INC.


By   /s/     John A. Goesling
       ----------------------------------
Title  Executive Vice President
        ---------------------------------
Date         October 2, 1997
         --------------------------------


CREDIT SUISSE FIRST BOSTON
CORPORATION


By   /s/     Helena Willner
        ---------------------------------

Title          Vice President
        ---------------------------------
Date         September 12, 1997
        ---------------------------------